Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Announces Pricing of

Senior Secured Notes Due 2031 and Senior Secured Notes Due 2033

San Antonio, TX, July 21, 2025 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) announced today that it priced an offering (the “Offering”) of $1,150.0 million aggregate principal amount of 7.125% Senior Secured Notes due 2031 (the “2031 Notes”) and $900 million aggregate principal amount of 7.500% Senior Secured Notes due 2033 (the “2033 Notes” and, together with the 2031 Notes, the “Notes”). The issuance and sale of the Notes is expected to be completed on August 4, 2025, subject to customary closing conditions.

The Notes will be guaranteed on a senior secured basis by certain of the Company’s wholly owned domestic subsidiaries (collectively, the “Guarantors”). The Notes and the related guarantees will be secured, subject to permitted liens and certain other exceptions, on a first-priority basis by security interests in all of the Company’s and the Guarantors’ assets securing the Company’s existing senior secured credit facilities and existing senior secured notes (other than accounts receivable and related assets securing the Company’s existing receivables-based credit facility (the “Receivables Facility”)) and, on a second-priority basis, by accounts receivable and related assets securing the Receivables Facility.

The Company intends to use the net proceeds from the Offering, together with cash on hand, to redeem all of its outstanding 5.125% Senior Secured Notes due 2027 (the “Existing 2027 Secured Notes”) and 9.000% Senior Secured Notes due 2028 (the “Existing 2028 Secured Notes”) and/or pay related transaction fees and expenses.

The Notes and related guarantees are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and, to persons outside of the United States, in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act, and applicable state securities and foreign securities laws. This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The Offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. This press release shall not constitute a notice of redemption under the indentures governing the Existing 2027 Secured Notes or the Existing 2028 Secured Notes.

About Clear Channel Outdoor Holdings

The Company is at the forefront of driving innovation in the out-of-home advertising industry. The Company’s dynamic advertising platform is broadening the pool of advertisers using its medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of its diverse portfolio of assets, the Company connects advertisers with millions of consumers every month.

For further information, please contact:

Jason King

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements,” including within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include, but are not limited to, all statements other than those made solely with respect to historical facts and include, but are not limited to, statements regarding the Offering, the redemption and the anticipated terms and use of proceeds of the Notes. The words “will,” “believe,” “expect,” “anticipate,” “continue,” “look forward to,” “well-positioned to,” “remains,” “further,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether the Offering and/or the redemption will be consummated and the timing and use of proceeds of the Offering. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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